Exhibit 99.1

Good morning and thank you for joining our call to discuss this morning’s announcement of our agreement to acquire Jacobs Trading.  Joining us today are Bill Angrick, our Chairman and Chief Executive Officer, and Jim Rallo, our Chief Financial Officer and Treasurer. We will be available for questions after our call.

The following discussion, slide presentation and responses to your questions reflect management’s views as of today and will include forward-looking statements.  Please see our Safe Harbor statement on slide two of today’s presentation for more information about factors that could potentially impact our future results.

As you listen to today’s call, we encourage you to have our press release and slide presentation in front of you, both of which can be found on the investor relations section of our website.

At this time, I’d like to turn the presentation over to our CEO, Bill Angrick.

Slide #4: LSI Mission

Since our founding in 1999, Liquidity Services’ mission has been to transform and improve the inefficient and fragmented reverse supply chain market which we estimate to be a $60+ billion opportunity in the U.S.

I am proud to say that we have made a significant positive impact to this segment of the economy.

Liquidity Services has built transparent, innovative and highly effective marketplaces and integrated services that have connected buyers and sellers of surplus assets across the globe supporting over $2 billion of completed transactions on behalf of many of the world’s largest organizations and over 1.6 million registered buyers.

Today Liquidity Services is the best in class strategic partner for helping these world class organizations reduce their total supply chain costs, improve cycle times and accelerate sustainability initiatives within the retail supply chain. Indeed, we are proud of these accomplishments, yet we are just getting started with where we can take this business.

Slide #5: Growth Strategy

Since our founding, we have remained focused on executing  a three prong growth strategy to expand our business consisting of:  (i) organic growth, (ii) Innovation, and (iii) M&A in pursuit of our goal of building a one billion dollar business.

The foundation of this strategy is Organic growth.

By making it easy for professional buyers to find and buy products in our marketplaces, the size and velocity of buyer participation has grown which in turn has helped us deliver superior results for sellers in our marketplaces, allowing us to further penetrate these seller relationships and attract new sellers to our marketplaces. We call this the Liquidity Services network effect which has been a self reinforcing aspect of our growth.

Additionally, we continually strive to add innovative features and services to improve our offering and introduce our e-commerce model into complementary verticals.

Finally, we have a disciplined acquisition strategy to identify proven organizations that are aligned with our growth strategy, culture and values that bring unique domain expertise, relationships and talent in support of our goal of creating the world’s leading reverse supply chain solution.

This strategy is working well as we have more than tripled the size of our business, top and bottom line, since our 2006 IPO and continued to expand our market share. We are well on our way to achieving our $1 billion target and yet are only scratching the surface of our growth potential.

Slide #6: Today’s Announcement

Today we have announced that Liquidity Services is acquiring Jacobs Trading, a privately held provider of remarketing and reverse logistics solutions with an over 20-year track record of service excellence to Walmart and other leading Fortune 500 retailers and manufacturers of consumer goods. The acquisition of Jacobs Trading is perfectly aligned with our strategy of creating a diversified, $1 billion growth business and further penetrating the $60 billion U.S. retail market opportunity for our services. This transaction brings Liquidity Services several strategic benefits:

It expands our existing strong relationship with Walmart and adds relationships with several other Fortune 500 retailers and consumer goods manufacturers which will expand the supply side of our marketplaces.

The deal adds a talented team with decades of merchandising and product domain expertise directly relevant to our existing business.

The transaction expands our already industry leading buyer base in important product categories with both domestic and export buyers supported by a specialized direct sales team.

We expect to leverage cross selling synergies among our respective buyer and seller bases across numerous product categories in our commercial marketplace.

The deal expands the size and scale of our commercial marketplace and further leverages our fixed investments in our national warehouse network, sales force, marketing and operations teams.

Finally, the acquisition provides meaningful EBITDA diversification and expands our operating margins.

Slide #7: Summary of principal terms

This transaction employs an incentive aligned deal structure which reduces risk to Liquidity Services stockholders and shares upside potential.

Terms of the deal include an upfront purchase price of $140 million, consisting of $80 million in cash, $40 million in a seller subordinated note with a fixed interest rate of 5% and a term of 3 years and $20 million of Liquidity Services common stock. The transaction structure also includes up to $30 million of earn-out payments tied to calendar year 2012 and calendar year 2013 EBITDA performance. The transaction is expected to close in Q1 of our FY2012.

Slide #8: Strong M&A track record

Today’s announced transaction continues our history of executing complementary acquisitions to enhance our scale and grow the size of our network of sellers and buyers. It is important to underscore that not only do we have the capacity to identify, negotiate and consummate M&A transactions, we have a proven track record of successfully integrating acquired organizations and adding strategic and financial value post transaction. For example, our STR acquisition launched our business with warehouse clubs and served as the foundation for a newly launched Liquidatin.com direct sales channel. Our acquisition of GovDeals expanded our e-commerce model into the state and local market segment and following this acquisition, we have more than doubled the size of our municipal government client base and annual GMV. Our Network International business, acquired just over one year ago, has exceeded expectations and is growing over 20% per year as we further penetrate Fortune 500 sellers of capital equipment with our e-commerce business model. Our recent acquisition expands our domain expertise in the large transportation and fleet market segment and is off to a strong start. In summary, our disciplined approach to acquisitions has accelerated our growth potential in multiple market segments. We expect the same strong results from our acquisition of Jacobs Trading.

Slide #9: Deal penetrates Large US Retail Market Opportunity

Jacobs Trading strengthens our penetration of the $60 billion U.S. retail market opportunity for our services.

This strategic combination aligns two high integrity organizations creating the leading asset recovery services organization for retailers and manufacturers of consumer goods, supporting 7 of the top 10 retailers, with experience across all product categories, the broadest business buyer base and industry leading marketplaces, including Liquidation.com.  These capabilities will enable us to attract new clients and expand on our leadership position for all retailers and manufacturers of consumer goods.

Slide #10: Expands Our Relationship with Walmart

We have always aspired to be the best in the world at what you do. To achieve this we believe you have to deliver value to the world’s best companies.

A great example of that is our relationship with the world’s largest retailer.

Liquidity Services and Jacobs Trading both have existing, long-standing relationships and track records of service excellence with Walmart.

Both organizations have a deep understanding of and proven ability to address Walmart’s needs with respect to compliance, brand and channel relationships in the disposition of surplus goods.

Our financial strength, operational scale and large buyer base ensures Walmart has a trusted and experienced partner to execute the full range of activities across their reverse supply chain—from management of consumer returns, supporting zero waste initiatives to the sale of end-of-life capital assets and equipment. The combination creates economies of scale to minimize transportation costs and improve cycle times for Walmart and our buyers across the U.S. The Jacobs Trading relationship also brings to Liquidity Services a five year exclusive pipeline of certain categories of surplus goods from Walmart, providing long term visibility to enable us to invest for growth and continued innovation to support this important client.

Our unique breadth of service offering and ability to reduce total supply chain costs for Walmart is a powerful case study of our market leading solution.

Slide #11: Enhance Channel Optimization for Commercial Surplus

Our unique business model has created the most efficient and transparent marketplace for bringing sellers and buyers together for surplus and end-of-life assets. We provide sellers the full range of B2B and B2C channels to optimize their supply chain. We have used technology and integrated services to remove the friction from the reverse supply chain and create a win-win proposition for our commercial sellers and buying customers.

The acquisition of Jacobs Trading expands both the supply and demand side of our industry leading marketplaces. On the seller side,  Jacobs Trading will help Liquidity Services to further penetrate our Walmart relationship and expand into new relationships with other retailers and manufacturers of consumer goods.  On the buyer side, Jacobs Trading brings to LSI longstanding relationships with large volume domestic and export buyers of consumer goods. Together, we will be able to provide sellers access to our full range of sales channels to maximize their efficiencies  and provide to all of our buying customers a broader and reliable flow of goods to support their own businesses.

Slide # 13: Investment Highlights

I have been involved in building growth businesses and doing strategic M&A for over 20 years. It is rare that you encounter a transaction where there is such a natural strategic fit as we have found with our acquisition of Jacobs Trading.

Jacobs Trading has an over 20 year history of growth and success working with Fortune 500 companies and large volume buyers.

This acquisition brings to Liquidity Services longstanding complementary relationships with sellers and buyers, a talented management team and strong growth potential driven by retail supply chain clients’ increasingly important sustainability initiatives and their desire to leverage trusted, financially strong and proven partners in the reverse supply chain.  Overall the transaction enhances our competitive position in the US retail market and we are very excited to move forward together to realize our full potential.

I have elaborated on the strategic rationale for this transaction. Next, I would like to turn the presentation over to Jim who can elaborate why this transaction is very attractive for LSI shareholders from a financial point of view.

Thanks Bill.

Slide 14 please.  Jacobs Trading brings Liquidity Services an attractive business model and strong financial performance over the last several years.  Their history of developing and providing a high level of service for both their selling and buying clients has created a very efficient business model.  Jacob’s large network of longstanding truck load and container buyers has created a compelling operating model driving strong cash flows and margins.  Growth over the last several years has been strong and consistent with our growth objectives. With revenue up over 25% and Adjusted EBITDA growing significantly faster with improved operating leverage and margins.

Slide 15 please.  The combination of Jacobs Trading and LSI improves scale, operating leverage and over the long term margins.  As Bill discussed, we have a proven track record of adding value to the businesses we have purchased.  Combined with an experienced Jacobs management team and LSI’s leading marketplace platform, we believe we can expand services for our sellers and buyers.  Our ability to leverage the LSI’s network of distribution centers, which currently have significant capacity, will improve logistics and lower costs for both our buyers and sellers as well as the combined Jacobs Trading and LSI platforms.  Our ability to leverage our various channels, including B to C, and merchandising capabilities, will drive efficiencies for sellers, while we leverage the combined direct sales teams to expand services for large truck load and container buyers.  Over time, we expect to bring the full suite of LSI’s IT capabilities to Jacobs Trading, reinforcing the combined plan to continue strong growth and returns for shareholders.

Slide 16 please.  The combined LSI and Jacobs businesses expect to continue their track record of strong top and bottom line growth.  LSI has more than tripled its GMV since going public in 2006, and driven even stronger results in Adjusted EBITDA by creating efficiencies thus improving margins.  Both the LSI and Jacobs management teams plan to work hard over the next year integrating our businesses to create a combined platform that continues these trends.

Slide 17 please.  The addition of Jacobs trading accelerates our goal of achieving a billion dollars in GMV over the next several years.  LSI has significantly diversified its business since going public, while growing every marketplace at the same time.  The addition of Jacobs enhances that diversification, resulting in over half of our business coming from commercial clients, while reinforcing our position as the leading suite of marketplaces in the reverse logistics industry.

Slide 18 please.  As our long term shareholders know, LSI over the last several years has improved operating efficiencies and driven growth in margins significantly since the economic down turn of 2009, where Adjusted EBITDA margins were only 6.6% of GMV.  Based on the midpoint of our guidance range for fiscal year end, we expect to be at approximately 9.2% for the year ending this month.  The addition of Jacobs’ highly efficient model, without taking into account any of the long term benefits both teams hope to realize in the coming years, improves this margin to 11.3% on a proforma basis. The combined businesses further supports our leading position in the e-commerce space of driving strong operating margins and thus returns for shareholders.

Slide 19 please.  Post transaction, LSI will continue to have a strong balance sheet with over 24 million in cash and net debt of only 15.6 million representing a net debt to Adjusted EBITDA ratio of 0.2 times on a 12 month basis combining Jacobs Trading calendar 2010 adjusted EBITDA with LSI’s expected FY 2011 adjusted EBITDA, based on the midpoint of our guidance range.  This allows LSI to continue to support investments driving organic growth, while giving us the flexibility to take advantage of opportunities that may arise on the M&A portion of our growth plan.

Slide 20 please.  Bill will now conclude the presentation.

Closing Slide:

In summary today is an important day for Liquidity Services in advancing our business strategy and creating value for our shareholders as we announced our execution of a definitive agreement to acquire Jacobs trading for $140 million plus potential performance payments of up to $30 million. This transaction meets all of our strategic and financial investment criteria.

This deal enhances our position as the leading reverse supply chain solution by expanding our existing relationship with Walmart and adding a critical mass of manufacturer clients, products and buyers to our leading consumer goods marketplace.

This strategic combination will enable our respective clients and buying customers to utilize a broader array of innovative value added services, sales channels and distribution center locations to save costs, improve cycle times and accelerate sustainability initiatives within the retail supply chain.

The transaction will be immediately accretive to LSI shareholders.

The transaction provides significant GMV and EBITDA diversification, consistent with our overall plan of building a $1 billion diversified growth business.